Exhibit 99.1
News
FOR IMMEDIATE RELEASE
MEDIA CONTACT:
Kasey Holman
Media Relations – Silicon Image, Inc.
Phone: 1-408-616-4192
Kasey.Holman@SiliconImage.com
INVESTOR CONTACT:
David H. Allen
Investor Relations – Silicon Image, Inc.
Phone: 1-408-616-4003
David.Allen@SiliconImage.com
SILICON IMAGE REPORTS FOURTH QUARTER 2007 RESULTS;
ANNOUNCES ACCELERATED STOCK REPURCHASE PROGRAM
SUNNYVALE, Calif., Feb. 7, 2008 — Silicon Image, Inc. (Nasdaq: SIMG), a leader in semiconductors for the secure storage, distribution and presentation of high-definition content, today reported financial results for its fourth quarter and its year ended Dec. 31, 2007.
Revenue for the fourth quarter ended Dec. 31, 2007 was $85.3 million, compared to $86.3 million for the third quarter ended Sept. 30, 2007 and $87.0 million for the fourth quarter of 2006. Revenue for the fourth quarter of 2007 included $6.7 million of product revenue from distributor sales during the month of December. Historically, the company has deferred the recognition of sell-through revenue from distributor sales during the third month of a quarter until the following quarter because of the lack of information sufficient to recognize such revenue. As a result of improved business processes, the company has been able to eliminate this delay in revenue recognition beginning with the fourth quarter of 2007. Therefore, 2007 fourth quarter revenue includes an additional month of product revenue from distributor sales in December. Fourth quarter 2006 revenue includes $10.6 million related to royalties earned prior to the fourth quarter of 2006 associated with the Settlement and License Agreement with Genesis Microchip, Inc.
Revenue for 2007 totaled $320.5 million, compared with $295.0 million for 2006.
GAAP net income for the fourth quarter of 2007 was $7.6 million, or $0.09 per diluted share, compared to $4.1 million, or $0.05 per diluted share, for the third quarter and $26.3 million, or $0.29 per diluted share, for the fourth quarter of 2006.
Non-GAAP net income for the fourth quarter of 2007 was $9.5 million, or $0.11 per diluted share, compared to $8.3 million, or $0.10 per diluted share, for the third quarter and $18.3 million, or $0.21 per diluted share, for the fourth quarter of 2006. Non-GAAP net income excludes stock-based compensation expense, amortization of intangible assets, impact of the one-time change in distributor sell-through revenue in 2007 and certain items related to the Settlement and License Agreement with Genesis Microchip, Inc. in 2006.
1060 E. Arques Avenue, Sunnyvale, CA 94085        408.616.4000      www.siliconimage.com

GAAP net income for 2007 was $19.0 million, or $0.22 per diluted share, compared to $42.5 million, or $0.49 per diluted share for 2006. For 2007, the company incurred income tax expenses of $20.5 million compared to $14.0 million in 2006. This increase in income tax expenses reduced earnings per diluted share by $0.07 in 2007. The remaining difference between 2007 and 2006 diluted earning per share essentially relates to higher research and development expense from the acquisition of sci-worx completed in Jan. 2007.
2007 non-GAAP net income was $32.7 million, or $0.37 per diluted share, compared to $68.9 million, or $0.79 per diluted share, for 2006. Non-GAAP net income excludes stock-based compensation expense, amortization of intangible assets, and the impact of the one-time change in distributor sell-through revenue and certain items related to the Settlement and License Agreement with Genesis Microchip, Inc. in 2006.
A reconciliation of GAAP and non-GAAP items is provided in a table immediately following the Condensed Consolidated Statement of Income.
Silicon Image also announced that its Board of Directors has authorized the company to move forward with an accelerated stock repurchase program for the repurchase of $62 million of the company’s common stock. Upon completion of the accelerated stock repurchase program, the company expects to conclude its previously announced $100 million stock repurchase program which was authorized in February 2007. The company expects to enter into an agreement effectuating this accelerated stock repurchase program by Feb. 15, 2008.
The company also announced that its Board of Directors has authorized a new stock repurchase program for the repurchase, in the open market from time to time as business conditions warrant, of up to $100 million of the company’s common stock over a three-year period commencing upon the completion of the aforementioned accelerated stock repurchase program. Purchases under this program may be increased, decreased or discontinued at any time without prior notice.
“We completed 2007 with 24 percent revenue growth in our consumer electronics business, our largest business line, and achieved a 57 percent gross margin overall which is consistent with our long term model of 55 to 57 percent,” said Steve Tirado, Silicon Image’s president and chief executive officer. “As we move forward into 2008, which is a product transition year for Silicon Image, we expect gross margin to stay within our long term model. We are focused on new product design wins with major customers interested in the recently announced MHL or Mobile High Definition Link and our first generation Personal Entertainment Network products. These efforts are expected to produce revenue growth in 2009.”
Financial Outlook
Based upon Silicon Image’s current visibility into the seasonally soft first quarter, the following is the financial outlook for Q1, 2008:
•	Revenue $61 million — $63 million

•	Gross margin 55% — 57%

•	GAAP operating expenses $41 million — $42 million

•	Non-GAAP operating expenses $34 million — $35 million

•	Tax rate 42% — 44%

Given that 2008 is a product transition year for Silicon Image, the following is the full year financial outlook for 2008:
•	Revenue $270 million — $290 million

•	Gross margin 55% — 57%

•	GAAP operating expenses $166 million — $168 million

•	Non-GAAP operating expenses $138 million — $140 million

•	Tax rate 42% — 44%
Use of Non-GAAP Financial Information
Silicon Image presents and discusses gross margins, operating expenses, net income and basic and diluted net income per share in accordance with Generally Accepted Accounting Principles (GAAP) and on a non-GAAP basis for informational purposes only. Silicon Image believes that non-GAAP reporting, giving effect to the adjustments shown in the attached reconciliation, provides meaningful information and therefore uses non-GAAP reporting to supplement its GAAP reporting and internally in evaluating operations, managing and monitoring performance, and determining bonus compensation. Further, Silicon Image uses non-GAAP information as certain non-cash charges such as amortization of intangibles and stock based compensation do not reflect the cash operating results of the business. Silicon Image has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of its operating results and to illustrate the results of operations giving effect to such non-GAAP adjustments. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
Conference Call
Silicon Image will release its fourth quarter and full-year financial results for 2007 after the market closes on Feb. 7, 2008. The company will host an investor conference call and web cast that event at 2:00 p.m. Pacific Time on the same day. To access the conference call, dial 719-325-4796 and enter pass code 7119394. The webcast will be accessible on Silicon Image’s investor relations website at http://www.siliconimage.com. A replay of the conference call will be available until midnight Pacific Time, Feb. 21, 2008. To access the replay, dial 719- 457-0820 or 888-203-1112, and enter pass code 7119394.
About Silicon Image, Inc.
Silicon Image, Inc. is a global leader in driving the architecture and semiconductor implementation for the secure storage, distribution and presentation of high-definition content in the consumer electronics, personal computing, and mobile device markets. With a rich history of technology innovation that includes creating industry standards such as SATA, DVI and HDMI, Silicon Image partners with the world’s leading entertainment creators and electronics manufacturers to deliver digital HD content to consumers anytime, anywhere, on any device. Silicon Image is also a leading provider of semiconductor intellectual property solutions for high-definition multimedia and data storage applications. Additionally, Simplay Labs, LLC, a wholly-owned subsidiary of Silicon Image, offers robust testing tools, technologies, support services, consulting and product certification to electronics manufacturers to maximize performance, interoperability and ensure the highest-quality HD experience to consumers. With engineering, sales and customer support facilities located throughout North America, Asia and Europe, Silicon Image (NASDAQ: SIMG) is globally headquartered in Sunnyvale, California. For more information, please visit www.SiliconImage.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements include, but are not limited to, statements related to improvements in Silicon Image’s business processes, Silicon Image’s future operating results, including revenue, gross margins, operating expenses and tax rates in the first quarter and full fiscal year 2008, customer design wins and future growth opportunities, the implementation of the company’s accelerated stock repurchase program within the time frame indicated and the effectuation of the company’s new stock repurchase program. These forward-looking statements involve risks and uncertainties, including the company’s ability to maintain its improved business processes, the company ability to enter into an agreement with a counterparty to implement its accelerated stock repurchase program, the company’s ability to generate sufficient resources to effectuate its new stock repurchase program and other risks and uncertainties described from time to time in Silicon Image’s filings with the Securities and Exchange Commission (SEC). These risks and uncertainties could cause the actual results to differ materially from those anticipated by these forward-looking statements. In addition, see the Risk Factors section of the most recent Form 10-K or Form 10-Q filed by Silicon Image with the SEC. Silicon Image assumes no obligation to update any forward-looking information contained in this press release.
NOTE: Silicon Image and Simplay HD are trademarks, registered trademarks or service marks of Silicon Image, Inc. in the United States and other countries. HDMI™ and High-Definition Multimedia Interface are trademarks or registered trademarks of HDMI Licensing, LLC in the United States and other countries, and are used under license from HDMI Licensing, LLC. All other trademarks and registered trademarks are the property of their respective owners.
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News
1060 E. Arques Avenue, Sunnyvale, CA 94085        408.616.4000      www.siliconimage.com

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended			Twelve Months Ended December 31,
	December 31, 2007	September 30, 2007	December 31, 2006	2007	2006
Revenue:
Product	$73,986	$74,173	$66,278	$269,700	$250,374
Development, licensing and royalties	11,345	12,109	20,675	50,803	44,584

Total revenue	85,331	86,282	86,953	320,503	294,958

Cost of revenue and operating expenses:
Cost of revenue (1)	35,247	37,500	33,393	140,443	121,247
Research and development (2)	21,285	20,489	15,987	77,994	63,598
Selling, general and administrative (3)	19,240	16,827	18,226	70,340	67,597
Amortization of intangible assets	1,857	540	78	3,549	508
Reimbursement of patent assertion costs, net	—	—	(5,369)	22	(5,244)

Total cost of revenue and operating expenses	77,629	75,356	62,315	292,348	247,706

Income from operations	7,702	10,926	24,638	28,155	47,252
Interest income and other, net	2,779	2,302	3,024	11,397	9,205

Income before provision for income taxes	10,481	13,228	27,662	39,552	56,457
Provision for income taxes	2,872	9,118	1,389	20,545	13,992

Net income	$7,609	$4,110	$26,273	$19,007	$42,465

Net income per share — basic	$0.09	$0.05	$0.31	$0.22	$0.51
Net income per share — diluted	$0.09	$0.05	$0.29	$0.22	$0.49
Weighted average shares — basic	84,218	84,489	85,618	85,557	82,787
Weighted average shares — diluted	85,228	85,937	89,113	87,388	86,791

(1) Includes stock compensation expense (benefit)	$387	$421	$473	$1,597	$2,427
(2) Includes stock compensation expense (benefit)	1,866	2,181	1,715	8,411	11,108
(3) Includes stock compensation expense (benefit)	2,646	2,731	2,583	9,442	13,696

SILICON IMAGE, INC.
GAAP NET INCOME TO NON-GAAP NET INCOME RECONCILIATION

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
(In thousands, except per share amounts)	2007	2007	2006	2007	2006
(unaudited)
GAAP Net income	$7,609	$4,110	$26,273	$19,007	$42,465

Non-GAAP adjustments:
Stock-based compensation expense (1)	4,899	5,333	4,771	19,450	27,231
Amortization of intangible assets (2)	1,857	540	78	3,549	508
Adjustments related to Genesis Settlement (3)	—	—	(13,831)	—	(11,113)
Adjustments related to change in recognition of distributor revenue (4)	(4,105)	—	—	(4,105)	—

Non-GAAP Net income before tax adjustments	10,260	9,983	17,291	37,901	59,091

Income tax effects on above adjustments	(713)	(1,712)	(3,469)	(5,232)	(6,356)
Tax benefit from employee stock transactions (5)	—	—	4,467	—	16,181

Non-GAAP net income	$9,547	$8,271	$18,289	$32,669	$68,916

Non-GAAP net income per share — basic	$0.11	$0.10	$0.21	$0.38	$0.83
Non-GAAP net income per share — diluted	$0.11	$0.10	$0.21	$0.37	$0.79

Weighted average shares — basic	84,218	84,489	85,618	85,557	82,787
Weighted average shares — diluted	85,228	85,937	89,113	87,388	86,791

(1)  For the three months ended December 31, 2006, September 30, 2007 and December 31, 2007, and for the twelve months ended December 31, 2006 and 2007, these adjustments represent the non-cash amortization of stock-based compensation associated with SFAS No. 123 (R) Share-based Payment.

Cost of Revenue	$387	$421	$473	$1,597	$2,427
Research and Development	1,866	2,181	1,715	8,411	11,108
Selling General and Administrative	2,646	2,731	2,583	9,442	13,696

Total	$4,899	$5,333	$4,771	$19,450	$27,231

(2)	This adjustment represents expenses for the amortization of intangible assets recorded in connection with our acquisitions. These on-going expenses pertain to intangible assets that are not expected to be replaced when fully amortized, as might a depreciable tangible asset.

(3)	This adjustment represents the reversal of royalty revenue and reversal of contra expense for reimbursement of litigation expenses for the quarter ended December 31, 2006.

(4)	This adjustment represents the change in recognition of distributor revenue and related standard cost of sales.

(5)	This adjustment represents the non-cash tax benefits from employee stock transactions and other discrete items included in the tax provision and recorded to additional paid in capital.

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
Unaudited

	December 31,
	2007	2006
Assets
Current Assets:
Cash and cash equivalents	$137,822	$81,921
Short-term investments	111,889	168,724
Accounts receivable, net	21,254	39,931
Inventories	20,198	28,287
Prepaid expenses and other current assets	14,149	4,895
Deferred income taxes	3,567	12,793

Total current assets	308,879	336,551

Property and equipment, net	24,191	18,431
Goodwill	19,210	13,021
Intangible assets, net	39,269	78
Deferred income taxes, non-current	19,978	10,580
Other assets	1,421	1,570

Total assets	$412,948	$380,231

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$17,892	$14,187
Accrued liabilities and other current liabilities	36,996	37,308
Deferred license revenue	3,860	5,264
Deferred margin on sales to distributors	26,443	17,712

Current liabilities	85,191	74,471
Other long-term liabilities	13,910	538

Total liabilities	99,101	75,009

Stockholders’ Equity:
Total stockholders’ equity	313,847	305,222

Total liabilities and stockholders’ equity	$412,948	$380,231